As filed with the Securities and Exchange Commission on November 5, 2012	Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Kimco Realty Corporation
(Exact name of registrant as specified in its charter)

Maryland (State or other jurisdiction of incorporation or organization)	13-2744380 (I.R.S. Employer Identification No.)

3333 New Hyde Park Road Suite 100 New Hyde Park, NY 11042 (Address of Principal Executive Offices) (Zip Code)

2010 Equity Participation Plan
(Full title of the plan)

Copy to: Bruce Rubenstein, Esq. Vice President, General Counsel and Secretary Kimco Realty Corporation 3333 New Hyde Park Road Suite 100 New Hyde Park, NY 11042 (516) 869-9000	Copy to: Joel Trotter, Esq. Latham & Watkins LLP 555 Eleventh Street, N.W. Washington, D.C. 20004 (202) 637-2200
(Name and address of agent for service)

(Telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer [X]	Accelerated filer [ ]
Non-accelerated filer [ ]	Smaller reporting company [ ]
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE
Title of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per share		Proposed maximum aggregate offering price		Amount of registration fee
Common Stock, $0.01 par value per share	5,000,000 shares(2)		$19.50(4)		$97,500,000(4)		$13,299
Common Stock, $0.01 par value per share	2,125,982 shares(3)	$	N/A	$	N/A	$	N/A

(1)
In accordance with Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of Kimco Realty Corporation’s (the “Company”) common stock, par value $0.01 per share (the “Common Stock”), which become issuable under the Kimco Realty Corporation 2010 Equity Participation Plan, as amended (the “2010 Plan”), by reason of any stock dividend, stock split, recapitalization or any other similar transaction effected without the receipt of consideration that increases the number of outstanding shares of Common Stock.

(2)	Represents 5,000,000 additional shares of Common Stock authorized for issuance or award under the 2010 Plan pursuant to an amendment to the 2010 Plan approved by the stockholders on May 1, 2012.
(3)
Represents 2,125,982 shares of Common Stock which were previously registered for issuance or award under the 1998 Equity Participation Plan of Kimco Realty Corporation, as amended and restated (the “Prior Plan”), which, as of November 1, 2012, were unissued and not subject to outstanding awards (the “Carried Forward Shares”). The 2010 Plan authorizes the issuance of the Carried Forward Shares, and the Company has previously paid the required registration fee for the Carried Forward Shares (see Registration Statement on Form S-8 filed on June 30, 2008 (File No. 333-152658) (the “Prior Registration Statement”))for which the Company paid a total registration fee of $6,787.00, of which $2,918.41 related to the Carried Forward Shares). In accordance with General Instruction E to Form S-8 and other guidance promulgated by the Securities and Exchange Commission (the “Commission”), the Company has carried forward the registration fee for the Carried Forward Shares. The Company is concurrently filing a Post-Effective Amendment to the Prior Registration Statement to deregister the Carried Forward Shares which were not issued under the Prior Plan.

(4)
Estimated solely for calculating the amount of the registration fee, pursuant to paragraphs (c) and (h) of Rule 457 of the General Rules and Regulations under the Securities Act, on the basis of the average of the high and low sale prices of such securities on November 1, 2012, within five business days prior to filing.

EXPLANATORY NOTE

This Registration Statement is being filed to register the Carried Forward Shares and an additional 5,000,000 shares of Common Stock for issuance or award to eligible individuals under the 2010 Plan. The increase of 5,000,000 in the number of shares of Common Stock authorized for issuance or award under the 2010 Plan was approved by our Board of Directors on March 20, 2012 and by our stockholders at our 2012 annual meeting held on May 1, 2012. Pursuant to General Instruction E of Form S-8, the contents of our earlier Registration Statement on Form S-8 (File No. 333-167265) filed with the Commission on June 2, 2010, are incorporated by reference herein.

PART II

Item 3.    Incorporation of Documents by Reference

The following documents filed with the Commission by us are incorporated as of their respective dates in this Registration Statement by reference:

•	The Company’s Annual Report on Form 10-K for the year ended December 31, 2011, filed with the Commission on February 27, 2012;

•
The Company’s Quarterly Reports on Form 10-Q for the quarters ended March 31, 2012; May 10, 2012 and September 30, 2012 filed with the Commission on May 10, 2012; August 3, 2012 and November 5, 2012, respectively;

•
Current Reports on Form 8-K filed on January 18, 2012; January 19, 2012; February 29, 2012; March 13, 2012; April 19, 2012; April 20, 2012; May 7, 2012; May 21, 2012; July 3, 2012; July 16, 2012; July 18, 2012; August 15, 2012 and October 24, 2012 only to the extent that the items therein are specifically stated to be “filed” rather than “furnished” for the purposes of Section 18 of the Exchange Act; and

•
The description of the Company’s Common Stock contained in the Registration Statement on Form S-3 filed with the Commission on April 19, 2012, including any subsequently filed amendments and reports updating such description.

All documents filed by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold are incorporated by reference in this Registration Statement and are a part hereof from the date of filing such documents; except as to any portion of any future annual or quarterly report to stockholders or document or current report furnished under current Items 2.02 or 7.01 of Form 8-K that is not deemed filed under such provisions.  Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement.  Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8.                      Exhibits

Exhibit	Description

4.1	Articles of Restatement of the Company, dated January 14, 2011 (incorporated by reference to Exhibit 3.1(a) to the Company’s Annual Report on Form 10-K for the year ended December 31, 2010).

4.2	Amended and Restated Bylaws of the Company dated February 25, 2009 (incorporated by reference to Exhibit 3.2 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2008).

5.1	Opinion of Counsel (filed herewith).

23.1	Consent of PricewaterhouseCoopers LLP (filed herewith).

23.2	Consent of Counsel (included in Exhibit 5.1).

24.1	Power of Attorney (included on signature page of this registration statement).
99.1	Kimco Realty Corporation 2010 Equity Participation Plan, as amended (filed herewith).

99.2
Kimco Realty Corporation 1998 Equity Participation Plan, as amended and restated (incorporated by reference to Exhibit 10.9 to the Company's Form 10-K for the year ended December 31, 2008, filed on February 27, 2009).

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New Hyde Park, State of New York, on this 5th day of November, 2012.

KIMCO REALTY CORPORATION

By:	/s/ Glenn G. Cohen
Glenn G. Cohen
Chief Financial Officer

POWER OF ATTORNEY

Each person whose signature appears below hereby authorizes and appoints David B. Henry and Bruce M. Rubenstein, and each of them, with full power to act without the other, as attorney-in-fact and agent, with full power of substitution and resubstitution, to sign on his or her behalf, individually and in the capacities stated below, and to file any and all amendments, including post-effective amendments, to this Registration Statement and other documents in connection therewith, with the Commission, granting to said attorney-in-fact and agent full power and authority to perform any other act on behalf of the undersigned required to be done in the premises.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Milton Cooper	Executive Chairman and Director	November 5, 2012
Milton Cooper

/s/ David B. Henry	President, Chief Executive Officer and Director	November 5, 2012
David B. Henry	(Principal Executive Officer)

/s/ Glenn G. Cohen	Executive Vice President, Chief Financial Officer and Treasurer	November 5, 2012
Glenn G. Cohen	(Principal Financial Officer)

/s/ Paul Westbrook	Vice President and Chief Accounting Officer	November 5, 2012
Paul Westbrook	(Principal Accounting Officer)

/s/ Philip E. Coviello	Director	November 5, 2012
Philip E. Coviello

/s/ Richard G. Dooley	Director	November 5, 2012
Richard G. Dooley

/s/ Joe Grills	Director	November 5, 2012
Joe Grills

/s/ F. Patrick Hughes	Director	November 5, 2012
F. Patrick Hughes

/s/ Frank Lourenso	Director	November 5, 2012
Frank Lourenso

/s/ Colombe M. Nicholas	Director	November 5, 2012
Colombe M. Nicholas

/s/ Richard Saltzman	Director	November 5, 2012
Richard Saltzman

EXHIBIT INDEX

Exhibit	Description

4.1	Articles of Restatement of the Company, dated January 14, 2011 (incorporated by reference to Exhibit 3.1(a) to the Company’s Annual Report on Form 10-K for the year ended December 31, 2010).

4.2	Amended and Restated Bylaws of the Company dated February 25, 2009 (incorporated by reference to Exhibit 3.2 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2008).

5.1	Opinion of Counsel (filed herewith).

23.1	Consent of PricewaterhouseCoopers LLP (filed herewith).

23.2	Consent of Counsel (included in Exhibit 5.1).

24.1	Power of Attorney (included on signature page of this registration statement).

99.1	Kimco Realty Corporation 2010 Equity Participation Plan, as amended (filed herewith).

99.2
Kimco Realty Corporation 1998 Equity Participation Plan, as amended and restated (incorporated by reference to Exhibit 10.9 to the Company's Form 10-K for the year ended December 31, 2008, filed on February 27, 2009).